UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2005

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (908) 766-5000

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on August 24, 2005, the Board of Directors of Hooper Holmes, Inc. (the “Company”) appointed Mr. Benjamin A. Currier as the Company’s Chief Executive Officer (“CEO”) to serve in such capacity on an interim basis while the Board searches for a new Chief Executive Officer. At that time, the Board had not yet considered Mr.Currier’s level of compensation as interim CEO.

On September 29, 2005, the members of the Company’s Board other than Mr. Currier, upon the recommendation of the Board’s Compensation Committee, determined that Mr. Currier should receive compensation for his services as interim CEO at an annual rate of $500,000. This compensation, which is payable retroactive to August 24, 2005, the date when Mr. Currier assumed this interim role, is to be paid in semi-monthly installments on the regular pay days for Company employees for the period he serves in such capacity. The Board members also determined that Mr. Currier will continue to receive fees payable to non-employee directors, including a $30,000 annual retainer for serving as chair of the Board. Mr. Currier agreed to these terms on October 3, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date: October 4, 2005	By:	/s/ Joseph A. Marone
Joseph A. Marone
Vice President and Acting
Chief Financial Officer

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